Exhibit 10.33

                                 PROMISSORY NOTE
                                 ---------------

AMOUNT: $2,515,000.00                                     DATE: January 31, 2000

     FOR VALUE RECEIVED, and intending to be legally bound hereby, SUNSTONE GOLF RESORT, INC., a Florida corporation having an address of 5260 West Irlo Bronson Highway, Suite US-120, Kissimmee, Florida 34746 ("DEBTOR"), promises to pay to the order of ARVIMEX, INC., a Jersey, Channel Islands corporation with an address of Union House, Union Street, Jersey, Channel Islands (the "PAYEE"), the principal sum of TWO MILLION FIVE HUNDRED FIFTEEN THOUSAND DOLLARS ($2,515,000.00), along with interest accrued, thereon at the rate of twelve percent (12%) per annum. The principal balance and all accrued interest thereon, if not paid sooner, shall be paid by DEBTOR to PAYEE no later than January 31, 2002.

     The DEBTOR shall have the right to prepay this Note at any time, without penalty. All payments made hereunder, including prepayments, shall first be applied to interest, with the remainder applied to principal. All sums to be paid to the PAYEE under this Note shall be paid directly to the PAYEE at the PAYEE'S address first above written on the day when due, in lawful money of the United States of America and in immediately available funds, without setoff, counterclaim or other deduction of any nature and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the DEBTOR. If not paid sooner, all amounts due hereunder shall be paid no later than January 31, 2002, and any action therefor shall immediately accrue.

     This Note is the promissory note referenced as the "ARVIMEX Note" in that certain Agreement - Sunstone Project dated as of January 1, 2000 by and between PAYEE, American Leisure, Inc. and Raster Investments, Inc., as well as the promissory note referenced in that certain Security Agreement of even date herewith between the parties hereto and Raster Investments, Inc. (all of the above referenced documents collectively referred to herein as the "Loan Documents"). DEBTOR acknowledges that the repayment obligation under this Note is secured by a second lien upon all of the DEBTOR'S assets as set forth in the aforesaid Security Agreement, and which lien may be further subordinated as provided in the Loan Documents, but which lien shall in all events be equal in priority to the Hen granted to Raster Investments, Inc. by the DEBTOR under the said Security Agreement and the promissory note between DEBTOR and Raster Investments, Inc. of even date herewith. Upon payment in full of all amounts owed PAYEE hereunder, PAYEE shall cancel this Note and forward the same to DEBTOR and PAYEE'S Hen against all the assets of DEBTOR pledged as collateral for the loan shall be terminated and released.

     Each of the following shall constitute an event of default (a "Default") under this Note:

          (a) The DEBTOR shall fail to pay when due any sums due hereunder, or otherwise breach any term of this Note or the Loan Documents, or otherwise breach the terms of any other agreement or contract between the DEBTOR and the PAYEE;

          (b)  The  DEBTOR  shall  cease  doing  business  as  a  going concern;

          (c) The commencement by or against the DEBTOR of a voluntary or involuntary case under any applicable bankruptcy code or law, as amended;

          (d) The initiation by or against the DEBTOR of any other proceedings for reorganization, arrangement, readjustment or similar arrangement of any of its debts under any other law for the relief of debtors whether now or hereafter existing;

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          (e)  The  appointment  of  a  receiver,  custodian, trustee or similar official for the DEBTOR or for a majority or all of its assets or properties;

          (f) The institution by the DEBTOR of any proceeding for its dissolution or full or partial liquidation; or

          (g) The institution of any involuntary proceedings for the dissolution or full or partial liquidation of the DEBTOR.

     Should DEBTOR fail to pay all amounts due hereunder on or before January 31, 2002, then DEBTOR shall pay to PAYEE a late charge in an amount equal to five percent (5%) of such overdue amount. Such late charge shall be in addition to any other rights or remedies PAYEE may have under this Note.

     Upon any Default, the entire unpaid principal balance of this Note, along with any and all accrued interest thereon and all other sums owing hereunder shall, at the option of the PAYEE and upon notice to the DEBTOR, 'become immediately due and payable. If the PAYEE retains the services of legal counsel in connection with any Default hereunder or to enforce a remedy under this Note, reasonable attorneys' fees shall be payable by the DEBTOR to PAYEE, and such fees shall be added to the amount due under this Note. The DEBTOR shall pay all costs incurred by PAYEE in connection with any proceedings to recover any sums due hereunder.

     The remedies of PAYEE as provided herein shall be cumulative and concurrent, and may be pursued singly, successively, or together against the DEBTOR at the sole discretion of the PAYEE, and the failure to exercise any such rights or remedy shall in no event be construed as a waiver or release of the same.

     The PAYEE shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the PAYEE, and then only to the extent specifically set forth in writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     If any clause or provision herein contained shall operate to invalidate this Note, in whole or in part, then such clause or provision only shall be held for naught as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

     Any notice or demand required hereunder shall be in writing and shall be delivered either in person, by facsimile transmission, overnight courier or by certified mail, postage prepaid, return receipt requested, to the addresses first above written. All notices and other communications shall be deemed effective when delivered in person, when received by registered or certified mail or overnight courier, when transmitted by facsimile transmission during a business day or when refused by the addressee, whichever the case may be.

     The obligations of the DEBTOR hereunder shall extend to and bind the DEBTOR'S predecessors, successors, assigns and any affiliated entity, and the benefits hereof shall inure to the successors and permitted assigns of the PAYEE.

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     The  Note  shall  be deemed made under and governed by the internal laws of the State of Florida in all respects without regard to the conflicts of laws principles thereof.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or portion thereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     An executed copy of this Note received by way of facsimile transmission shall be deemed to he an original, enforceable and admissible for all purposes as may be necessary under the terms hereof.
This Note is intended as an instrument under seal.

     WITNESS the due execution and sealing hereof as of the day and year first written above.

                                        SUNSTONE  GOLF  RESORT,  INC.

Attest

                                        By:  /s/  Malcolm  J.  Wright  (SEAL)
                                           ----------------------------
                                           Malcolm J. Wright, President
By: /s/ Stephen L. Parker
    ---------------------
    Stephen L. Parker, Secretary

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                            ALLONGE TOPROMISSORY NOTE
                            -------------------------

THIS ALLONGE is made to, shall be attached to, and shall constitute a part of that certain Promissory Note dated January 31, 2000, in the original principal amount of $2,515,000.00, made by SUNSTONE GOLF RESORT, INC., a Florida corporation ("Borrower"), in favor of ARVIMEX, INC., a Panamanian corporation, which Note has been amended by virtue of that certain Note and Mortgage Modification Agreement dated March 31, 2003 (together, the "Note"), for purposes of the endorsement of the Note, as set forth herein:

     PAY TO THE ORDER OF STANFORD VENTURE CAPITAL HOLDINGS, INC., WITH FULL RECOURSE AND WITH ALL WARRANTIES OF EVERY KIND WHATSOEVER, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THOSE WARRANTIES EXPRESSLY SET FORTH IN THE ASSIGNMENT OF NOTE AND MORTGAGE OF EVEN DATE HEREWITH.

Dated this 20 day of January, 2004.

                                             ARVIMEX,  INC.,
                                             a  Panamanian  corporation

                                             By:  /s/  Roger  Maddock
                                                ---------------------
                                             Name:  Roger  Maddock
                                             Title:  Director  and  Treasurer

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